Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Amendment No. 2 to the Form F-4 (File No. 333-268865) of our report dated April 17, 2023, relating to the consolidated financial statements of Takung Art Co., Ltd (the “Company”) for the year ended December 31, 2022, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Assentsure PAC

Assentsure PAC

Singapore

May 24, 2023